SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (date of earliest event reported): April 11, 2014

PSB HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

WISCONSIN	0-26480	39-1804877
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

1905 STEWART AVENUE
WAUSAU, WI 54401
(Address of principal executive offices, including Zip Code)

(715) 842-2191
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 – Financial Information

Item 2.01.

Completion of Acquisition or Disposition of Assets

On April 15, 2014, PSB Holdings, Inc. issued a news release announcing that, as of the close of business on April 11, 2014, its wholly-owned subsidiary, Peoples State Bank, had completed its acquisition of the Rhinelander, Wisconsin, branch office of The Baraboo National Bank.  The agreement to purchase was originally announced on January 22, 2014.  The purchase added approximately $21 million of performing loans and $41 million of deposits to Peoples State Bank.  Peoples acquired the Northwoods branch for a deposit premium calculated as a percentage of the deposits acquired (as defined by the agreement), resulting in a premium paid of approximately $655,000.  The Company’s news release announcing the completion of the transaction is attached to this Current Report on Form 8-K as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 99.1

News release dated April 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB HOLDINGS, INC.

Date:  April 15, 2014

By:  SCOTT M. CATTANACH

Scott M. Cattanach

Treasurer

EXHIBIT INDEX

to

FORM 8-K

of

PSB HOLDINGS, INC.

dated April 11, 2014

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. Section 232.102(d))

99.1*

News release dated April 15, 2014

*

This exhibit is furnished pursuant to Item 2.02 and shall not be deemed to have been filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or Securities Exchange Act of 1934 unless expressly so provided by specific reference in such filing.